EXHIBIT INDEX

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated Nov. 11, 2004.

(q)(3) Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004.